PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus Dated October 25, 2024)

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-282337

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 32,755,097 Ordinary Shares

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus contained in our Registration Statement on Form F-1, dated October 25, 2024 (the “Prospectus”) relating to the resale, from time to time of up to an aggregate of 32,755,097 ordinary shares of the Company, $0.165 par value per share (“Ordinary Shares”), by the selling stockholders named elsewhere in this prospectus (“Selling Stockholders”). The Ordinary Shares included in this prospectus consist of (1) 1,590,000 Ordinary Shares; (2) 3,760,000 Ordinary Shares underlying pre-funded warrants; (3) up to 21,836,730 Ordinary Shares underlying Series A Common Warrants; and (4) up to 5,568,367 Ordinary Shares underlying Series B Common Warrants.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information set forth below. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On December 27, 2024, the closing price of our Ordinary Shares was $0.3536.

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 21 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 30, 2024

Announcement of Potential Business Combination

On December 6, 2024, the Company announced that it had entered into a non-binding Heads of Agreement with Ybyra Capital (B3: YBRA4), an emerging holding company focused in commodities and real estate development in South America. The merger, as contemplated in the Heads of Agreement and approved in principle by Ybyra Capital’s shareholders on 5 December 2024, sets forth a strategic framework expected to position SMX to leverage synergies and expand into untapped high-growth markets.

The key highlights of the Heads of Agreement include:

●	Ybyra will contribute certain fertilizer holdings, real estate assets and other assets in Brazil to a newly created Irish private company wholly owned by SMX. An independent appraiser will establish the valuation of these assets.

●	Ybyra shareholders will receive shares in SMX in exchange for the contributed assets.

●	SMX and Ybyra will each call a special shareholder meeting to approve the transactions, after finalizing definitive and binding agreements.

●	The parties are targeting the first half of 2025 to close the merger.

The merger is expected to allow the harnessing of SMX’s expertise known as “material efficiency” and “equilibrium effect” in marking, tracking, and certifying the authenticity and provenance of products such as coffee, tea, metals, palm oil, and natural rubber. These capabilities will integrate with Ybyra’s logistics and commodity infrastructure—including fertilizer facilities—expected to enable rapid scaling of SMX’s traceability solutions across South America and Asia.

SMX’s scalable technology, after deployment across Ybyra’s logistics network, is expected to be then expanded into operations across South America and Asia. The combined entity further intends to set new standards in sustainable and ethical certification for commodities traded between South America and the United States, targeting evolving market demands and global sustainability goals in those regions.

SMX and Ybyra expect that the combined company will capitalize on the accelerating trade between South America and Asia, driven by rising demand for natural resources and the need for solutions that provide real-time information related to product sourcing, transparency, and regard to sustainable supply chain trade. SMX also expects that by combining its innovative blockchain technology with Ybyra’s strategic assets and logistical expertise, the emerging entity will provide a scalable infrastructure that facilitates efficient, accountable, and transparent global trade. This platform is expected to enhance shareholder value by monetizing demand inherent to a multi-trillion-dollar global trade market.

The non-binding Heads of Agreement provides a roadmap, including the need for further due diligence, regulatory and shareholder approvals, and drafting of definitive merger documents. The parties cannot at this time give any assurance that definitive documents will be executed or delivered, that both companies will satisfy all expected closing conditions, including stockholder approvals, or that the transaction will ever be consummated.

NFC and RFID Chips

SMX has successfully embedded its markers directly into the coating of readily available off the shelf NFC and RFID chips, enabling precise authentication and verification throughout their lifecycles, with the expectation that the coatings would mitigate risks associated with counterfeiting, unauthorized tampering, and supply chain vulnerabilities.

SMX’s proprietary coating technology has been shown in testing to enhance shelf chips durability and performance, as well as their resilience against common environmental stressors, hereby potentially enabling the extension of their operational lifespan and reliability. Additionally, the SMX coating has the capability to store data, adding a potential extra layer of functionality, resilience to heat (e.g. up to 150 Degrees Celsius), and additional protection against the elements.

SMX believes that its technology’s ability to provide authentication will extend into the wearable and flexible electronics markets, and its technology has been shown in testing to ensure that NFC and RFID chips integrated into apparel remain functional and secure under demanding conditions.

Extraordinary General Meeting of Shareholders

Please see attached Report on Form 6-K, which was submitted to the United States Securities and Exchange Commission (the “SEC”) on December 10, 2024.

Nasdaq Listing Delinquency Notice

Please see attached Report on Form 6-K, which was submitted to the SEC on December 13, 2024.

Loan Agreement

Please see attached Report on Form 6-K, which was submitted to the SEC on December 30, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

The Extraordinary General Meeting of Shareholders (the “General Meeting”) of SMX (Security Matters) Public Limited Company (the “Company”), originally scheduled for December 3, 2024, was adjourned to and was held on December 10, 2024. At the General Meeting, the Company’s shareholders voted on the following proposal and cast their votes as described below. The proposal is described in more detail in the Company’s Notice and Proxy Statement for Extraordinary General Meeting of Shareholders attached as Exhibit 99.1 to the Company’s Report on Form 6-K filed with the U.S. Securities and Exchange Commission on November 8, 2024 (the “Proxy Statement”).

Proposal 1: To consolidate the Company’s ordinary shares (with a nominal value of US$0.165 per share) in the authorized but unissued and in the authorized and issued share capital of the Company, at a ratio to be determined by a majority vote of the Chief Executive Officer of the Company, the Chairman of the Board of the Company and the acting CFO of the Company; provided in no event shall the split ratio be a ratio that would result in the Company’s ordinary shares be less than US$2.50 or in excess of US$10.00 (when based on the closing price per ordinary share as of the record date of the Extraordinary General Meeting), into one ordinary share with a corresponding adjustment to the nominal value per share.

For	Against	Abstain
1,498,830	400,307	1,550

There were 1,900,687 ordinary shares voted at the General Meeting. Accordingly, as the Company has received a majority of the votes cast at the General Meeting, in accordance with Ireland law, Proposal 1 passed.

The Company has not yet determined if and when it will effect the consolidation, and if it does, the actual consolidation ratio, when its ordinary shares would begin trading on a consolidation-adjusted basis, or the exact number of shares outstanding taking into account the consolidation. If the Company determines to effect the consolidation, it will then determine the consolidation ratio and will announce the status and the ratio in a Report on Form 6-K. In addition, even if the Company determines to effect the consolidation, the consolidation will not be effective and the Company’s ordinary shares will not begin trading on a consolidation-adjusted basis, until the Company’s ordinary shares have been assigned a new ISIN number and CUSIP number.

As previously disclosed in the Proxy Statement, the Company reserves the right to abandon the consolidation without further action by its shareholders at any time before the effectiveness, even though the consolidation was authorized by the Company’s shareholders at the General Meeting. By having voted in favor of the consolidation, the Company’s shareholders expressly also authorizing the Company to determine not to proceed with, and abandon, the consolidation if it should so decide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

Exhibit Number	Description
99.1	Press Release dated December 13, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 99.1

PRESS RELEASE

SMX Announces Receipt of Nasdaq Listing Delinquency Notice

NEW YORK, December 13, 2024 – SMX (Security Matters) PLC (NASDAQ:SMX; SMXWW) announces that on December 11, 2024, it received a delinquency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC due to the Company’s non-compliance with Nasdaq Listing Rule 5550(a)(2), as the bid price of the Company’s ordinary shares on the Nasdaq Capital Market was below $1.00 for 30 consecutive business days, from October 8, 2024 to December 9, 2024.

Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the Bid Price Rule. However, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) due to the fact that the Company effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. Accordingly, unless the Company requests a hearing before a Hearings Panel, trading of the Company’s ordinary shares and public warrants will be suspended.

The Company intends to request a hearing before a Hearings Panel at which it will request continued listing on The Nasdaq Capital Market. The Company’s hearing request will stay the suspension of trading and delisting of the Company’s ordinary shares and public warrants pending the conclusion of the hearing process. Consequently, the Company’s ordinary shares and public warrants will remain listed on The Nasdaq Capital Market at least until the Hearings Panel renders a decision following the hearing. There can be no assurance that the Hearings Panel will determine to continue the Company’s listing on The Nasdaq Capital Market or that the Company will timely evidence compliance with the terms of any extension that may be granted by Nasdaq following the hearing.

For further information contact:

SMX GENERAL ENQUIRIES	Follow us through our social channel @secmattersltd

E: info@securitymattersltd.com	@smx.tech

About SMX:

SMX specializes in advanced marking, tracking, and verification solutions, ensuring product authenticity and supply chain transparency across industries. As global businesses face new and complex challenges relating to carbon neutrality and meeting new governmental and regional regulations and standards, SMX is able to offer players along the value chain access to its marking, tracking, measuring and digital platform technology to transition more successfully to a low-carbon economy

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “will,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example: statements regarding the Company’s plans to regain compliance with Nasdaq Rules for continued listing; the successful completion of the planned merger transaction with Ybyra on terms beneficial to SMX or at all; successful launch and implementation of SMX’s joint projects with manufacturers and other supply chain participants of steel, rubber and other materials; changes in SMX’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; SMX’s ability to develop and launch new products and services, including its planned Plastic Cycle Token; SMX’s ability to successfully and efficiently integrate future expansion plans and opportunities; SMX’s ability to grow its business in a cost-effective manner; SMX’s product development timeline and estimated research and development costs; the implementation, market acceptance and success of SMX’s business model; developments and projections relating to SMX’s competitors and industry; and SMX’s approach and goals with respect to technology. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: the ability to maintain the listing of the Company’s shares on Nasdaq; changes in applicable laws or regulations; any lingering effects of the COVID-19 pandemic on SMX’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which SMX operates; the risk that SMX and its current and future collaborators are unable to successfully develop and commercialize SMX’s products or services, or experience significant delays in doing so; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that SMX is unable to secure or protect its intellectual property; the possibility that SMX may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties described in SMX’s filings from time to time with the Securities and Exchange Commission.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of December 2024

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

On December 28, 2024, SMX (Security Matters) Public Limited Company (the “Company”) entered into a Loan Agreement, dated as of December 27, 2024 (the “Loan Agreement”), with Abri Advisors Ltd. (the “Lender”), pursuant to which the Company borrowed $1,000,000 from the Lender.

Pursuant to the Loan Agreement, the Company agrees to pay to the Lender at the June 30, 2025 maturity date, $1,400,000, which represents an original issue discount of 28.57%, plus interest on such amount at an absolute rate of 15%.

During the period when any amounts under the Loan Agreement are outstanding and remain due and payable, the Company shall not issue any other form of debt instrument ranking senior or pari passu to or with the obligations under the Loan Agreement, whether in terms of payment or collateral, without the express prior written consent of the Lender.

Additionally, during the period when any amounts under the Loan Agreement are outstanding and remain due and payable, if the Company undertakes, completes, agrees to complete, commits to complete, or otherwise sells any equity, or other securities fungible in any way into equity, warrants, options, preferred shares, convertible preferred shares, or any other form of equity-related instrument of the Company (a “Financing”), then the Company shall repay twenty percent (25.0%) of the then Loan Balance within three business days from the closing date of the Financing (a “Financing Repayment”). A Financing Repayment shall not reduce or otherwise diminish the amount due under the Loan Agreement at the maturity of the loan, irrespective of the date of the Financing Repayment.

The Loan Agreement contains customary Events of Default for transactions similar to the transactions contemplated by the Loan Agreement. In the event of an Event of Default, subject to a three day cure period, the loan balance due plus any Refinancing Repayment that may be due, then multiplied by 150%, shall become immediately due and payable by the Company to the Lender (the “Default Payment Amount”). The Default Payment Amount shall compound interest at a monthly rate of 5.0% from the date it becomes due and payable up and until the date of payment.

The Loan Agreement contains representations and warranties made by each of the Company and the Lender.

The foregoing is a brief description of the Loan Agreement, and is qualified in its entirety by reference to the full text of such document, which is incorporated herein as Exhibit 10.1.

Exhibit Number	Description
10.1	Loan Agreement, dated as of December 27, 2024, with Abri Advisors Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 30, 2024

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 10.1

LOAN AGREEMENT

THIS PROMISSORY LOAN (the “Loan”) is made on 27 December 2024, by and among Abri Advisors Ltd., a Bermuda Corporation with registration number 51179, with its registered address at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda, (the “LENDER”) and SMX (Security Matters) PLC, an Irish public limited company with registration number 722009, with its registered address at Mespil Business Center, Mespil House, Sussex Road, Dublin 4, MH, Ireland, (the “BORROWER”). The BORROWER and LENDER shall individually be known as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS the LENDER wishes to lend funds to the BORROWER, and the BORROWER wishes to borrow funds from the LENDER.

WHEREAS this Loan is a senior and binding obligation of the BORROWER and the BOROWER shall not rely on any defense, whether legal or equitable, to invalidate or otherwise excuse compliance with the terms of this Loan, including but not limited to defenses of usury, incapacity, illegality, or lack of consideration.

ARTICLE I: GENERAL LOAN TERMS

1.1 LOAN AMOUNT, the BORROWER irrevocably promises to pay the LENDER the sum of US$1’400’000 (One Million Four Hundred Thousand and 00/100 United States Dollars) (the “Loan Face Amount”) together with interest thereon at an absolute rate of fifteen percent (15.0%), irrespective if the Loan Balance Due, as defined below, is repaid at Maturity, or earlier (“Interest”) and the Interest together with the Loan Face Amount being referred to herein as the “Loan Balance Due”.

1.2 Original Issue Discount. The Loan is being issued at a discount of twenty-eight and fifty-seven one hundredths of a percent (28.57%) to the Loan Face Amount. For clarity’s sake, the Loan Face Amount is equal to $1’400’000, and the amount to be funded by the LENDER is equal to $1’000’000.

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1.3 Maturity. The Loan Balance Due is fully due and payable by BORROWER on 30 June 2025 (the “Maturity”), or immediately upon written demand by the LENDER due an Event of Default as defined herein.

1.4 Method of Payment. The LENDER shall fund the Loan by wire transfer of United States Dollars to the credit of the BORROWER’s bank account details as indicated in ATTACHMENT A hereto. The BORROWER shall make all payments called for under this Loan by wire transfer of United States Dollars to the credit of the LENDER bank account details indicated in ATTACHMENT B hereto.

1.5 Subsequent Debt Related Financing. During the period when any amounts under the Loan are outstanding and remain due and payable, the BORROWER shall not issue any other form of debt instrument ranking senior or pari passu to or with the obligations under this Loan, whether in terms of payment or collateral, without the express prior written consent of the LENDER.

1.6 Subsequent Equity Related Financing. During the period when any amounts under the Loan are outstanding and remain due and payable, if the BORROWER undertakes, completes, agrees to complete, commits to complete, or otherwise sells any equity, or other securities fungible in any way into equity, warrants, options, preferred shares, convertible preferred shares, or any other form of equity-related instrument of the BORROWER (a “Financing”), then the BORROWER shall repay twenty percent (25.0%) of the then Loan Balance within three (3) business days from the closing date of the Financing (a “Financing Repayment”). A Financing Repayment shall not reduce or otherwise diminish the Loan Balance Due at Maturity, irrespective of the date of the Financing Repayment.

ARTICLE II: EVENTS OF DEFAULT

2.1 The occurrence of any of the following events shall constitute an Event of Default by the BORROWER under the terms of this Loan (an “Event of Default”):

i.	Non-Payment. The BORROWER fails to pay any amount that is or becomes due under the terms of this Loan when the payment becomes due and payable, whether at Maturity, by acceleration, or otherwise.

ii.	Breach. The BORROWER fails to comply with or perform any term, obligation, covenant, or condition contained in the Loan or any related agreement.

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iii.	Insolvency. The BORROWER becomes insolvent, makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; provided, however, that a “going concern” qualification shall not be deemed any such admission.

iv.	Bankruptcy. The BORROWER files a petition in bankruptcy, reorganization, or similar proceeding, or such a petition is filed against the BORROWER and is not dismissed within thirty (30) days.

v.	Judgments. Any judgment or order for the payment of money in excess of US$50’000 is rendered against the BORROWER and remains unsatisfied or unstayed for a period of 30 days.

vi.	Misrepresentation. Any representation or warranty made by the BORROWER in this Loan or any related agreement is found to have been incorrect, false, or misleading in any material respect when made.

vii.	Cross-Default. The BORROWER defaults under any other agreement or instrument involving borrowed money, which results in the acceleration of the maturity of such indebtedness or permits the holder thereof to cause such indebtedness to become due prior to its stated maturity.

viii.	Change of Control. A change in the ownership or control of the BORROWER occurs without the prior written consent of the LENDER.

ix.	Material Adverse Effect. In the sole discretion of the LENDER, any event occurs that has a material adverse effect on the BORROWER’s ability to perform its obligations under the Loan.

x.	Refinancing Payment. The BORROWER fails to make a Financing Repayment when due.

xi.	NASDAQ DELISTING. The BORROWER has its common stock delisted from the NASDAQ market, or any other principal market upon which its common shares are traded.

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2.2 Upon the occurrence of an Event of Default as defined above, the BORROWER shall have Three (3) days after the date of the occurrence of the Event of Default to cure said Event of Default (the “Cure Period”), and if the BORROWER is unable to cure, or fails to cure the Event of Default within the Cure Period, then the i) Loan Balance Due plus ii) any Refinancing Repayment that may be due, with the sum of (i) and (ii) then multiplied by 150%, shall become immediately due and payable by the BORROWER to the LENDER (the “Default Payment Amount”). The Default Payment Amount shall compound interest at a monthly rate of five (5.0%) from the date it becomes due and payable up and until the date on which it is received by the LENDER in its bank account as detailed herein.

ARTILCE III: REPRESENTATIONS AND WARRANTIES OF THE LENDER

The LENDER represents and warrants the following to the BORROWER, as of the effective date of the Loan:

3.1 Authority. The LENDER has the requisite power and authority to enter into and perform its obligations herein and to consummate the transaction contemplated hereby. The execution and delivery of the Loan and the consummation by the LENDER of the transaction contemplated hereby have been duly authorized by all necessary action and no further consent or authorization of the LENDER is required.

3.2 Not an Affiliate. The Lender is not an officer, director, or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the BORROWER.

3.3 Organisation and Standing. The LENDER is an entity duly formed, validly existing, and in good standing under the laws of Bermuda with full right or similar power and authority to enter into and to consummate the transaction contemplated by the Loan.

3.4 Absence of Conflicts. The consummation of the transaction contemplated hereby does not and will not (a) result in a violation of the LENDER’s certificate or articles of formation or organization or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the LENDER, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment, or decree applicable to the LENDER or by which any property or asset of the LENDER is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

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ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The BORROWER represents and warrants the following to the LENDER, as of the effective date of the Loan:

4.1 Organisation of the BORROWER. The BORROWER is a company duly organized, validly existing and in good standing under the laws of Ireland, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The BORROWER is not in violation or default of any of the provisions of its organizational or charter documents. The BORROWER is duly qualified to conduct business and is in good standing as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

4.2 Authority. The BORROWER has the requisite BORROWER power and authority to enter into and perform its obligations under this Loan. The execution and delivery of this Loan by the BORROWER, and the consummation by BORROWER of the borrowing transaction contemplated hereby, has been duly authorized by all necessary action and no further consent or authorization of the BORROWER or its board of directors is required. This Loan has been duly executed and delivered by the BORROWER and constitutes a valid and binding obligation of the BORROWER enforceable against the BORROWER in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.3 SEC Documents; Disclosure. The BORROWER has filed all reports, schedules, forms, statements, and other documents required to be filed by the BORROWER under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the BORROWER was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules, and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the BORROWER included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with IFRS applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the Loans thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the BORROWER as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The BORROWER confirms that neither it nor any other Person acting on its behalf has provided the LENDER or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The BORROWER understands and confirms that the LENDER will rely on the foregoing representation in effecting the transaction hereunder.

4.4 No Conflicts. The execution, delivery, and performance of the Loan by the BORROWER and the consummation by the BORROWER of the transaction contemplated hereby, including, without limitation, the obligation to pay the Loan Balance Due upon Maturity, do not and will not (a) result in a violation of the BORROWER’s articles of association or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the BORROWER, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the BORROWER is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the BORROWER or by which any property or asset of the BORROWER is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the BORROWER is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The BORROWER is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Loan; provided that, for purposes of the representation made in this sentence, the BORROWER is assuming and relying upon the accuracy of the relevant representations and agreements of LENDER herein.

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4.5 Litigation and Other Proceedings. There are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, NASDAQ inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the BORROWER, threatened against or affecting the BORROWER or its properties, nor has the BORROWER received any written or, to the knowledge of the BORROWER, oral notice of any such action, suit, proceeding, SEC inquiry, FINRA inquiry, NASDAQ inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the BORROWER has been issued by or, to the actual knowledge of the BORROWER, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the BORROWER, there is no pending investigation by the SEC involving the BORROWER or any current officer or director of the BORROWER.

4.6 Placement Agent; Other Covered Persons. The BORROWER has not engaged any Person to act as a placement agent, underwriter, broker, dealer, or finder in connection with issuance of the Loan, and the obligations hereunder, to the LENDER. The BORROWER is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the LENDER in connection with the Loan.

ARTICLE V: MISCELLANEOUS

5.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

5.2 ASSIGNMENT. The Loan shall be binding upon the BORROWER and inure to sole and exclusive benefit of the LENDER and its respective successors. Neither the Loan nor any obligations of the BORROWER hereunder may be assigned to any other person or entity without the express prior consent of the LENDER.

5.3 TERMINATION. This Loan, and the obligations hereunder, shall automatically terminate upon the payment of the Loan Balance Due, and any and all other payments that may be due hereunder, including a Financing Repayment.

5.4 ENTIRE AGREEMENT. This Loan contains the entire understanding of the BORROWER and the LENDER with respect to the matters covered herein, and supersede any and all prior agreements and understandings, oral or written, with respect to such matters.

5.5 FEES AND EXPENSES. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Loan, except for any and all fees and costs incurred by the LENDER for the enforcement of any part of this Loan against the BORROWER (“Enforcement Costs”). Enforcement Costs shall be added to the Loan Balance due, and shall accrue interest pursuant to the terms herein, and shall be immediately due and payable by the BORROWER upon written demand by the LENDER, and shall remain fully due and payable until fully paid or reimbursed by the BORROWER to the LENDER, whether at Maturity or at any other time.

5.6 COUNTERPARTS AND EXECUTION. The Loan may be executed in one or more counterparts, each of which may be executed by less than all of the Parties, all of which together will constitute one instrument, will be deemed to be an original, and will be enforceable against the Parties. The Loan may be delivered to the other Party hereto by email of a copy of the Loan bearing the signature of the Party so delivering the Loan. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by .PDF, AdobeSign, DocuSign or other generally accepted electronic signature. Such .PDF, AdobeSign, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature.

5.7 SEVERABILITY. In the event that any provision of this Loan becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Loan shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Loan to the LENDER.

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5.8 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Loan and the consummation of the transaction contemplated hereby.

5.9 NOT TO BE CONSTRUED AGAINST DRAFTER. The Parties acknowledge that they have had an adequate opportunity to review this Loan and to submit the same to legal counsel for review and comment. The Parties agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Loan.

5.10 TITLE AND SUBTITLES. The titles and subtitles used in this Loan are used for the convenience of reference and are not to be considered in construing or interpreting this Loan.

5.11 AMENDMENTS; WAIVERS. No provision of this Loan may be amended other than by a written instrument signed by both Parties hereto and no provision of this Loan may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.12 PUBLICITY. The BORROWER and the LENDER shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transaction contemplated hereby, and no Party shall issue any such press release or otherwise make any such public statement, without the prior written consent of the other Party.

5.13 NOTICES

The addresses for communications shall be:

If to the BORROWER:

ATTN:	Alon Haggai

Address:	Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6

Telephone:	+1.332.288.8042

E-mail:	info@securitymattersltd.com or haggai@securitymattersltd.com

If to the LENDER:

ATTN:	Jeffrey Tirman

Address:	Clarendon House, 2 Church Street, Hamilton HM 11, BERMUDA

Telephone:	+41.78.670.4400

E-mail:	jtirman@abriadv.com

Signature Pages to Follow:

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IN WITNESS WHEREOF, the Parties have executed this Loan and accept the binding obligations hereunder.

BORROWER:

Signature:	/s/ Haggai Alon

Email:	haggai@securitymattersltd.com

Title:	CEO SMX

Company:	SMX

Dated:	28 Dec-2024

LENDER(S):

Signature:	/s/ Jeffrey Tirman

Email:	jtirman@abriadv.com

Title:	CEO

Company:	Abri Advisors

Dated:	28 Dec-2024

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